Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated July 23, 2021, relating to the financial statements of Crescent Energy Company (formerly known as “IE PubCo Inc.”) from, and appearing in, Registration Statement No. 333-258157 on Form S-4 of Crescent Energy Company, as amended.

/s/ Deloitte & Touche LLP

Houston, Texas

December 10, 2021